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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

                          Date of Report: August 30, 2004

                             Accesspoint Corporation
             (Exact name of registrant as specified in its charter)

        Nevada                        000-29217                   95-4721385
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    (State or other                  (Commission                 (IRS Employer
    jurisdiction of                  File Number)               Identification)
     incorporation)

3003 S. Valley View Blvd., Ste. 190, Las Vegas, NV                  89102
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code: (702) 809-0206

                                 Not Applicable
         (Former name or former address, if changed since last report.)

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Item 8.01.  Other Events and Regulation FD Disclosure

Accesspoint Corporation today announced that it had notified its transfer agent of its intent to hold its Annual Meeting of Stockholders on November 1, 2004 and further directed its transfer agent to commence the necessary Broker's Search for such purposes.

A Record Date in order to establish Stockholders of record who shall be entitled to notice of and to vote at the Annual Meeting has not as yet been established. It is, however, expected that both the Record Date and subsequent mailing date will be in October 2004.

Determinations as to proposals to be submitted for shareholder approval and/or ratification are in the finalization process and all shareholders of record (on the "to be determined Record Date") will be timely notified of the time and place of meeting and the complete agenda therefore (through receipt by such Record Holders of the Company's Proxy Statement and Annual Report for calendar year ended December 31, 2003).

Item 7.01.  Regulation FD Disclosures

                  See Items 1, 5 and 6, above.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934,the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 30, 2004                     Accesspoint Corporation
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                                           By: /s/ William R. Barber
                                               ---------------------------------
                                               William R. Barber
                                               President